Exhibit 99.1
FOR IMMEDIATE RELEASE - EARNINGS

HOUSTON, August 1, 2016 -- Atwood Oceanics, Inc. (NYSE: ATW) ("Company"), announced today that it had earned net income of $99.5 million or $1.53 per diluted share, on revenues of $227.8 million for the quarter ended June 30, 2016 compared to $122.4 million or $1.89 per diluted share, on revenues of $296.4 million for the quarter ended March 31, 2016 and compared to net income of $113.0 million or $1.73 per diluted share on revenues of $330.6 million for the quarter ended June 30, 2015. For the nine months ended June 30, 2016, the Company earned net income of $261.0 million or $4.02 per diluted share, on revenues of $832.0 million compared to net income of $281.9 million or $4.33 per diluted share, on revenues of $1.0 billion for the nine months ended June 30, 2015.

During the three months ended June 30, 2016, we repurchased, through open market transactions, $145.8 million aggregate principal amount of our Senior Notes for $97.4 million, including $2.4 million of accrued interest, representing an average discount of 34.8%. As a result of the repurchases, we recognized a gain on debt retirement, net of the related debt issuance costs and premium of $0.3 million, of $50.5 million ($35.7 million, net of tax, or $0.55 per diluted share) in Gains on extinguishment of debt on our Condensed Consolidated Statements of Operations for the three ended June 30, 2016.

During the three months ended March 31, 2016, we repurchased, through open market transactions, $13.5 million aggregate principal of our Senior Notes at an aggregate cost of $5.1 million, including a minimal amount of accrued interest, representing an average discount of 62.2%. As a result of the repurchases, we recognized a gain on debt retirement, net of the related debt issuance costs, of $8.4 million ($8.4 million, net of tax, or $0.13 per diluted share) in Gains on extinguishment of debt on the Condensed Consolidated Statements of Operations for the three and six months ended March 31, 2016.

On July 25, 2016, following consummation of our modified “Dutch Auction” tender offer (the “Offer”), we acquired $42.0 million aggregate principal amount of the Senior Notes. Including the purchase price for the Senior Notes, which totaled $31.5 million, and accrued interest payable on the Senior Notes acquired and related fees, the total cost of the Offer was $33.0 million. The purchase price in the Offer represented a discount to the principal amount of the Senior Notes of 25.0%.

These repurchases, in the three month periods ended March 31, 2016 and June 30, 2016 and in July 2016, allowed us to reduce our outstanding indebtedness and related interest expense at a significant discount to the face value of our Senior Notes. The gain associated with the repurchases is subject to tax and will increase our effective tax rate. However, due to the availability of operating loss carry-forwards the actual cash tax impact will be minimal. The repurchases were made using available cash balances. Following these repurchases, the Company has $448.7 million Senior Notes outstanding.

	For the Three Months Ended
	(Unaudited)
(In thousands, except per share amounts)	June 30, 2016	March 31, 2016	June 30, 2015
Revenues	$227,797	$296,351	$330,562
Income before Income Taxes	120,116	136,426	122,539
Provision for Income Taxes	(20,611)	(13,989)	(9,547)
Net Income	$99,505	$122,437	$112,992

Earnings per Common Share -
Basic	$1.54	$1.89	$1.75
Diluted	$1.53	$1.89	$1.73

	Nine Months Ended
	(Unaudited)
(In thousands, except per share amounts)	June 30, 2016	June 30, 2015
Revenues	$831,967	$1,032,675
Income before Income Taxes	306,837	312,855
Provision for Income Taxes	(45,814)	(30,976)
Net Income	$261,023	$281,879

Earnings per Common Share -
Basic	$4.03	$4.37
Diluted	$4.02	$4.33

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
(In thousands, except per share amounts)	2016	2015	2016	2015
REVENUES:
Contract drilling	$217,818	$317,531	$794,979	$992,913
Revenues related to reimbursable expenses	9,979	13,031	36,988	39,762
Total revenues	227,797	330,562	831,967	1,032,675

COSTS AND EXPENSES:
Contract drilling	80,524	134,258	301,094	401,847
Reimbursable expenses	5,489	9,066	22,898	29,634
Depreciation	41,084	42,534	124,964	129,637
General and administrative	12,028	10,473	38,693	42,619
Asset impairment	(659)	—	64,773	60,777
Loss on sale of assets	—	27	77	15,362
Other, net	16	—	(1,044)	—
	138,482	196,358	551,455	679,876

OPERATING INCOME	89,315	134,204	280,512	352,799

OTHER INCOME (EXPENSE):
Interest expense, net of capitalized interest	(19,674)	(11,677)	(50,533)	(40,028)
Interest income	9	12	19	84
Gains on extinguishment of debt	50,466	—	58,863	—
Other income	—	—	17,976	—
	30,801	(11,665)	26,325	(39,944)

INCOME BEFORE INCOME TAXES	120,116	122,539	306,837	312,855
PROVISION FOR INCOME TAXES	20,611	9,547	45,814	30,976
NET INCOME	$99,505	$112,992	$261,023	$281,879

EARNINGS PER COMMON SHARE (NOTE 2):
Basic	$1.54	$1.75	$4.03	$4.37
Diluted	$1.53	$1.73	$4.02	$4.33
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (NOTE 2):
Basic	64,795	64,649	64,750	64,557
Diluted	64,847	65,130	64,852	65,063

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED ANALYSIS OF REVENUES AND DRILLING COSTS

	REVENUES
	Three Months Ended			Nine Months Ended
(In millions)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Ultra-Deepwater	$182	$189	$174	$553	$524
Deepwater	—	59	77	131	257
Jackups	36	34	67	111	212
Reimbursable	10	14	13	37	40
	$228	$296	$331	$832	$1,033

	DRILLING COSTS
	Three Months Ended			Nine Months Ended
(In millions)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Ultra-Deepwater	$54	$54	$75	$168	$206
Deepwater	10	19	29	71	102
Jackups	16	19	29	62	91
Reimbursable	5	9	9	23	30
Other	1	(2)	1	—	3
	$86	$99	$143	$324	$432

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	June 30, 2016	September 30, 2015
	(Unaudited)
ASSETS
Cash	$198,974	$113,983
Accounts receivable, net	166,534	311,514
Income tax receivable	8,194	8,705
Inventories of materials and supplies, net	113,161	137,998
Prepaid expenses, deferred costs and other current assets	10,040	33,735
Total current assets	496,903	605,935

Property and equipment, net	4,198,069	4,172,132

Other receivables	11,831	11,831
Deferred income taxes	150	150
Deferred costs and other assets	8,174	11,285
Total assets	$4,715,127	$4,801,333

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$43,252	$70,161
Accrued liabilities	12,496	23,572
Dividends payable	—	16,164
Interest payable	15,506	7,704
Income tax payable	13,530	13,906
Deferred credits and other liabilities	1,486	3,941
Total current liabilities	86,270	135,448

Long-term debt	1,374,780	1,678,268
Deferred income taxes	1,148	1,658
Deferred credits	—	800
Other	30,409	37,989
Total long-term liabilities	1,406,337	1,718,715

Commitments and contingencies (Note 8)

Preferred stock, no par value, 1,000 shares authorized, none outstanding	—	—
Common stock, $1.00 par value, 180,000 shares authorized with 64,798 issued and outstanding as of June 30, 2016 and 180,000 shares authorized and 64,654 shares issued and outstanding as of September 30, 2015	64,798	64,654
Paid-in capital	235,043	213,096
Retained earnings	2,925,589	2,670,148
Accumulated other comprehensive income	(2,910)	(728)
Total shareholders' equity	3,222,520	2,947,170
Total liabilities and shareholders' equity	$4,715,127	$4,801,333

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended June 30,
(In thousands)	2016	2015
Cash flows from operating activities:
Net income	$261,023	$281,879
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	124,964	129,637
Amortization	2,407	5,179
Provision for doubtful accounts	4,619	3,337
Deferred income tax benefit	(378)	(3,453)
Share-based compensation expense	8,224	9,277
Asset impairment	64,753	60,777
Loss on sale of assets	(71)	15,362
(Gain) on extinguishment of debt	(58,863)	—
Other, net	(1,137)	—
Changes in assets and liabilities:
Accounts receivable	121,964	(17,917)
Income tax receivable	511	(3,868)
Inventories of materials and supplies	12,988	(16,917)
Prepaid expenses, deferred costs and other current assets	19,377	13,274
Deferred costs and other assets	(1,019)	(341)
Accounts payable	(33,674)	(17,511)
Accrued liabilities	(3,274)	24,049
Income tax payable	(376)	(5,450)
Deferred credits and other liabilities	(6,623)	6,291
Net cash provided by operating activities	515,415	483,605

Cash flows from investing activities:
Capital expenditures	(198,248)	(420,077)
Proceeds from sale of assets	20,813	2,339
Net cash used in investing activities	(177,435)	(417,738)

Cash flows from financing activities:
Proceeds from borrowing of long-term debt	45,000	225,000
Principal repayments on long-term debt	(290,110)	(250,000)
Repayments on short-term debt, net	—	(11,885)
Debt issuance costs paid	—	—
Dividends paid	(21,746)	(32,397)
Proceeds (payments) related to exercise of stock options	(930)	1,279
Windfall tax benefits from share-based payment arrangements	14,797	—
Net cash used by financing activities	(252,989)	(68,003)
Net increase in cash and cash equivalents	84,991	(2,136)
Cash and cash equivalents, at beginning of period	113,983	80,080
Cash and cash equivalents, at end of period	$198,974	$77,944

Non-cash activities:
Increase (decrease) in accounts payable and accrued liabilities related to capital expenditures	$7,902	$(15,501)

Atwood Oceanics, Inc. is a leading offshore drilling company engaged in the drilling and completion of exploration and development wells for the global oil and gas industry. The Company currently owns 10 mobile offshore drilling units and is constructing two ultra-deepwater drillships. The Company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW." For more information about the Company, please visit www.atwd.com.

Conference Call

The Company has scheduled a conference call and webcast related to its third quarter 2016 results on Tuesday, August 2, 2016, at 9:00 A.M. CDT (10:00 A.M. EDT). Interested parties are invited to listen to the call by dialing 1-800-862-9098, or internationally 1-785-424-1051, Conference ID - ATWOOD, Password 62456. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company's Web site.

A replay of the conference call will be available on the Company's Web site following the end of the live call.

Contact: Mark W. Smith
Senior Vice President and Chief Financial Officer
(281) 749-7840